Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

EVOKE PHARMA, INC.

at

$11.00 per share in cash

Pursuant to the Offer to Purchase dated November 17, 2025

by

QOL-EOS MERGER SUB, INC.,

a direct wholly-owned subsidiary of

QOL MEDICAL, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 15, 2025, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November 17, 2025

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 17, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) in connection with the offer by QOL-EOS Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of QOL Medical, LLC, a Delaware limited liability company (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Evoke Pharma, Inc., a Delaware corporation (“Evoke”), at a price of $11.00 per Share, in cash, without interest and subject to any withholding of taxes required by applicable legal requirements (being hereinafter referred to as the “Offer Price”).

Also enclosed is Evoke’s Solicitation/Recommendation Statement on Schedule 14D-9. The Board of Directors of Evoke unanimously recommends that you tender all of your Shares in the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $11.00 per Share, in cash, without interest and subject to any withholding of taxes required by applicable legal requirements.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 3, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Evoke, Parent and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into Evoke in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Evoke continuing as the surviving corporation and becoming a direct wholly owned subsidiary of Parent (the “Merger” and together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”).

4.

Evoke’s board of directors has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable, fair to and in the best interests of the Evoke and its stockholders, and declared it advisable for Evoke to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement in accordance with the DGCL, (ii) adopted, approved and declared advisable the execution and delivery by Evoke of the Merger Agreement, the performance by Evoke of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer and the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) resolved that the Merger Agreement and the Merger be effected under Section 251(h) of the DGCL and that the Merger be effected as soon as practicable following the date and time of the irrevocable acceptance for payment by Purchaser of the Shares that have been validly tendered and not validly withdrawn pursuant to and subject to the conditions of the Offer without a vote of the stockholders of Evoke, (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of Evoke accept the Offer and tender their Shares to Purchaser pursuant to the Offer, and (v) to the extent necessary, adopted a resolution having the effect of causing the Merger Agreement and the transactions contemplated thereby not to be subject to any anti-takeover laws that might otherwise apply to the transactions contemplated thereby.

5.	The Offer and withdrawal rights will expire at one minute past 11:59 P.M., New York City time, on December 15, 2025, unless the Offer is extended or earlier terminated.

6.	The Offer is not subject to a financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, blue sky or other valid laws of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, we will make a good faith effort to comply with any such law. If, after such good faith effort, we cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

EVOKE PHARMA, INC.

at

$11.00 per share in cash

Pursuant to the Offer to Purchase dated November 17, 2025

by

QOL-EOS MERGER SUB, INC.,

a direct wholly-owned subsidiary of

QOL MEDICAL, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 17, 2025, and the related Letter of Transmittal, in connection with the offer by QOL-EOS Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of QOL Medical, LLC, a Delaware limited liability company (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Evoke Pharma, Inc., a Delaware corporation (“Evoke”), at a price of $11.00 per Share, in cash, without interest and subject to any withholding of taxes required by applicable legal requirements (hereinafter referred to as the “Offer Price”). Such offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended, supplemented or otherwise modified from time to time, the “Letter of Transmittal”) which, together with the Offer to Purchase, collectively constitute the “Offer.”

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination will be final and binding, subject to any judgment of any court of competent jurisdiction.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

NUMBER OF SHARES TO BE TENDERED		SIGN HERE

Shares*

Please Type or Print Name

Address(es)

Area Code and Telephone Number

Tax Identification Number or Social

Security Number

Dated:

Account Number:

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.